Exhibit 32.01
SECTION 1350 CERTIFICATION
In connection with the Quarterly Report of TiVo Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Raghavendra Rau certifies in his capacity as Interim Chief Executive Officer of the Company, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that to the best of his knowledge:

(a)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
IN WITNESS WHEREOF, the undersigned has hereunto signed this Certification as of November 7, 2018.

/s/ Raghavendra Rau
Raghavendra Rau
Interim President and Chief Executive Officer